                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






        Date of Report (Date of earliest event reported) October 31, 1997



                            TEAM AMERICA CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





            Ohio                         0-21533                 31-1209872
-----------------------------            -------                 ----------
(State or Other Jurisdiction)    (Commission File Number)      (IRS Employer
                                                             Identification No.)


     110 E. Wilson Bridge Road, Worthington Ohio                   43085
     -------------------------------------------                   -----
     (Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number, including area code (614) 848-3995
                                                           --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (former name or former address, if changed since last report)

                            TEAM AMERICA CORPORATION
                                   FORM 8-K/A
                                 AMENDED REPORT
                                OCTOBER 31, 1997


                                TABLE OF CONTENTS
                                -----------------

                  DESCRIPTION                                        PAGE NO.
--------------------------------------------------                  ----------

Form 8-K Required Information

     Item 2. Acquisitions or Disposition of Assets                      3
     Item 7. Financial Statements and Exhibits                          3

Signature                                                               5

Index to Financial Statements                                           6

Index to Exhibits                                                      31

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On October 31, 1997, TEAM America Corporation, an Ohio corporation ("TEAM America"), TEAM America of Idaho, Inc., an Ohio corporation and a wholly owned subsidiary of TEAM America ("TA Idaho"), and Aspen Consulting Group, Inc., an Idaho corporation ("Aspen"), consummated a merger pursuant to an Agreement and Plan of Merger, dated as of October 20, 1997 (the "Merger Agreement"), whereby TA Idaho would be merged with and into Aspen, effective as of October 31, 1997, with Aspen being the surviving entity as a wholly owned subsidiary of TEAM America (the "Merger"). Under the terms of the Merger Agreement, holders of Aspen common stock (the "Aspen Common Stock"), received a combination of cash and TEAM America common stock, without par value (the "TEAM America Common Stock"). The total consideration paid to Aspen stockholders in the Merger consists of $2,000,000 in cash and 727,273 shares of TEAM America Common Stock.

The Merger was accomplished through arms-length negotiations between TEAM America's management and Aspen's management. There was no material relationship between Aspen's shareholders and TEAM America or any of TEAM America's affiliates, any of TEAM America's directors or officers, or any associate of any such TEAM America director or officer, prior to this transaction. The Merger was approved by the shareholders of Aspen by unanimous written consent of the shareholders.

The foregoing information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement which is attached as an exhibit to this report and incorporated herein by reference. TEAM America's press release issued October 20, 1997 regarding the Merger Agreement is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired:

       The acquisition of Aspen is considered significant and based on the requirements of Regulation S-X, audited financial statements for the most recent fiscal year and unaudited financial statements as of and for the nine months ended September 30, 1997 are included herein.

          (1) Audited financial statements of Aspen as of and for the year ended February 28, 1997.

          (2) Unaudited balance sheet of Aspen as of September 30, 1997, unaudited condensed statements of income and cash flows for the nine month periods ended September 30, 1997 and 1996 and the unaudited condensed statement of stockholders' equity for the nine month period ended September 30, 1997.

(b)  Pro Forma Financial Information:

       Pro Forma combining financial statements of TEAM America and Aspen are included as required by Article 11 of Regulation S-X.

          (1) Unaudited pro forma combining statement of income for the year ended December 31, 1996 as if the acquisition occurred as of January 1, 1996.

          (2) Unaudited pro forma combining statement of income for the nine month period ended September 30, 1997 as if the acquisition occurred as of January 1, 1996.

          (3) Unaudited pro forma combining balance sheet as of September 30, 1997 as if the acquisition occurred as of that date.

(c)  Exhibits:

       Exhibit No.                                        Description
      -------------       ------------------------------------------------------------------------
            2*             Agreement and Plan of Merger, dated as of October 20, 1997, among TEAM
                           America Corporation, TEAM America of Idaho, Inc., and Aspen Consulting
                           Group, Inc.

           2.1             Independent Auditors' Consent

           99*             Press release of TEAM America Corporation issued October 20, 1997, regarding the Merger Agreement.

*Previously filed with Form 8-K

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TEAM America Corporation


DATED:  January 12, 1998                     BY:  /s/ Michael R. Goodrich
        ----------------                          -----------------------
                                                  Michael R. Goodrich
                                                  Chief Financial Officer and
                                                  Vice President Finance

                            TEAM AMERICA CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

                                        ITEM                                                     PAGE NO
------------------------------------------------------------------------------------            ---------
Audited Financial Statements:

     Independent Auditors' Report                                                                   8

     Balance Sheet of Aspen Consulting Group, Inc. (Aspen).                                         9

     Statement of Income of Aspen for the Year Ended February 28, 1997.                            11

     Statements of Stockholders' Equity of Aspen for the Year Ended February 28,                   12
       1997.

     Statements of Cash Flows of Aspen for the Year Ended February 28, 1997.                       13

     Notes to Financial Statements February 28, 1997.                                              15

Unaudited Interim Financial Statements:

     Unaudited Balance Sheet of Aspen as of September 30, 1997.                                    20

     Unaudited Statements of Income of Aspen for the Nine Months Ended September                   22
       30, 1997 and 1996.

     Unaudited Statement of Stockholders' Equity of Aspen for the Nine Months Ended                23
       September 30, 1997.

     Unaudited Statements of Cash Flows of Aspen for the Nine Months Ended                         24
       September 30, 1997 and 1996.

                            TEAM AMERICA CORPORATION
                          INDEX TO FINANCIAL STATEMENTS
                                   (continued)

                                        ITEM                                                     PAGE NO
------------------------------------------------------------------------------------            ---------
Unaudited Pro Forma Combining Financial Statements:

     Introduction to Pro Forma Combining Financial Statements.                                     25

     Pro Forma Combining Statement of Operations for the Year Ended December 31,                   26
       1996.

     Pro Forma Combining Statement of Operations for the Nine Months ended                         27
       September 30, 1997.

     Pro Forma Combining Balance Sheet as of September 30, 1997.                                   28

     Notes to Pro Forma Combining Financial Statements.                                            30

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Aspen Consulting Group, Inc.
Twin Falls, Idaho


      We have audited the accompanying balance sheet of Aspen Consulting Group, Inc. as of February 28, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. All information included in these financial statements is the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.


      We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspen Consulting Group, Inc. as of February 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Louisville, Kentucky
December 12, 1997

                          ASPEN CONSULTING GROUP, INC.

                                  BALANCE SHEET
                                February 28, 1997

                  ASSETS

CURRENT ASSETS
    Cash and cash equivalents (Notes 1 and 8)           $  108,698
    Trade accounts receivable (Note 1)                     999,450
    Advances to employees                                    1,455
    Due from stockholders (Note 7)                           1,780
    Inventories (Note 1)                                     2,029
    Prepaid withholding taxes                               10,000
                                                        ----------

                Total current assets                     1,123,412
                                                        ----------

FURNITURE AND EQUIPMENT, at cost (Note 1)
    Furniture and fixtures                                   8,357
    Equipment                                               59,730
                                                        ----------
                                                            68,087
    Less accumulated depreciation                           58,329
                                                        ----------
                                                             9,758
                                                        ----------

OTHER ASSETS
    Investment in related corporation (Note 6)               8,000
    Investment in securities (Note 2)                       95,266
    Investment in real estate, net of accumulated
       depreciation $3,414 (Note 4)                        248,028
    Note receivable - related party (Notes 3 and 7)         47,363
                                                        ----------
                                                           398,657
                                                        ----------

                                                        $1,531,827
                                                        ==========

See Notes to Financial Statements.

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Current maturities of long-term debt (Note 4)       $  170,401
    Accounts payable                                        22,628
    Accrued payroll and payroll taxes                      885,825
    Accrued expenses                                       320,767
    Accrued income taxes (Note 1)                           12,717
    Deferred income taxes (Notes 1 and 9)                    4,297
                                                        ----------

                Total current liabilities                1,416,635
                                                        ----------



COMMITMENTS AND CONTINGENCIES
    (Notes 1, 5, 8 and 10)


STOCKHOLDERS' EQUITY
    Common stock, no par value, 10,000 shares
       authorized, issued and outstanding                      300
    Retained earnings                                      114,892
                                                        ----------
                                                           115,192
                                                        ----------

                                                        $1,531,827
                                                        ==========

                          ASPEN CONSULTING GROUP, INC.

                               STATEMENT OF INCOME
                          Year Ended February 28, 1997

Net sales                                             $44,086,636

Cost of sales                                          42,441,901
                                                      -----------

                Gross profit                            1,644,735

Selling and administrative expenses                     1,581,412
                                                      -----------

                Operating income                           63,323
                                                      -----------

Other income (expense):
    Interest income                                         5,841
    Dividend income                                         2,160
    Interest expense                                       (8,621)
    Gain on sale of securities                              2,216
                                                      -----------
                                                            1,596
                                                      -----------

                Net income before income taxes             64,919

Provision for income taxes (Notes 1 and 9)                 14,544
                                                      -----------

                Net income                            $    50,375
                                                      ===========

See Notes to Financial Statements.

                          ASPEN CONSULTING GROUP, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                          Year Ended February 28, 1997

                                                    Common      Retained
                                                    Stock       Earnings        Total
                                                    ------      --------        -----
Balances, February 29, 1996                          $300       $ 48,364       $ 48,664

    Net income                                                    50,375         50,375

    Unrealized gains on available-for-sale
       securities, net of tax effect of $4,297                    16,153         16,153
                                                                --------       --------

Balances, February 28, 1997                          $300       $114,892       $115,192
                                                     ====       ========       ========

See Notes to Financial Statements.

                          ASPEN CONSULTING GROUP, INC.

                             STATEMENT OF CASH FLOWS
                          Year Ended February 28, 1997
                           Increase (Decrease) in Cash

Cash flows from operating activities:
    Cash received from customers                                 $ 44,557,304
    Cash paid to suppliers and employees                          (44,596,633)
    Interest paid                                                      (8,620)
    Interest received                                                   3,479
    Dividend received                                                   2,160
    Income taxes paid                                                  (1,827)
                                                                 ------------

                 Net cash used in operating activities                (44,137)
                                                                 ------------

Cash flows from investing activities:
    Purchase of real estate                                          (239,876)
    Purchases of equipment                                            (23,262)
    Note receivable - related party                                   (10,532)
    Payments to stockholders                                           (1,780)
    Proceeds from sale of investments                                  17,229
    Purchase of investments                                           (10,586)
    Repayment of employees advances                                     2,000
                                                                 ------------

                 Net cash used in investing activities               (266,807)
                                                                 ------------

Cash flows from financing activities:
    Proceeds from note payable                                        178,500
    Principal payments on note payable                                 (8,099)
                                                                 ------------

                 Net cash provided by financing activities            170,401
                                                                 ------------

Net decrease in cash and cash equivalents                            (140,543)

Cash and cash equivalents, beginning of year                          249,241
                                                                 ------------

Cash and cash equivalents, end of year                           $    108,698
                                                                 ============

                          ASPEN CONSULTING GROUP, INC.

                             STATEMENT OF CASH FLOWS
                          Year Ended February 28, 1997

RECONCILIATION OF NET INCOME TO NET
    CASH USED IN OPERATING ACTIVITIES

    Net income                                                   $  50,375
                                                                 ---------

    Adjustments to reconcile net income to net cash
       used in operating activities:
       Depreciation (Note 1)                                        17,722
       Gain on sale of securities                                   (2,216)
       Change in assets and liabilities:
          (Increase) decrease in:
              Trade accounts receivable                            510,654
              Inventories                                           (2,029)
              Prepaid expenses                                     (10,000)
          Increase (decrease) in:
              Accounts payable                                       7,113
              Accrued payroll and payroll taxes                   (671,580)
              Accrued expenses                                      55,824
                                                                 ---------

                  Total adjustments                                (94,512)
                                                                 ---------

Net cash used in operating activities                            $ (44,137)
                                                                 =========

See Notes to Financial Statements.

                          ASPEN CONSULTING GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS


Note 1.     Nature of Business and Significant Accounting Policies

            Nature of business:

               The Company is a professional employer organization located in Twin Falls, Idaho, engaged in the leasing of employees to companies primarily throughout the Northwestern United States.


            Significant accounting policies:

               Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

               Inventories:

                  Inventories consist primarily of computer parts and are stated at the lower of cost or market.

               Property and equipment:

                  Property and equipment is stated at cost. Depreciation is computed using accelerated methods over the following estimated useful lives:

                        Real estate                           40
                        Furniture and fixtures               5-7
                        Equipment                            5-7

                          NOTES TO FINANCIAL STATEMENTS


               Income taxes:

                  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable plus certain accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of the differences between the fair market value and cost basis of investments, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

               Allowance for bad debts:

                  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

               Cash equivalents:

                  The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.


Note 2.     Investment in Securities

               The following is a summary of investment securities at February 28, 1997:

                  Available-for-sale securities:
                      Marketable equity securities, at cost                           $74,816
                      Gross unrealized gains                                           20,450
                                                                                      -------
                                    Marketable equity securities, at fair value       $95,266
                                                                                      =======


Note 3.     Receivables from Related Parties

            The Company has a 7% interest bearing demand note receivable from a related party in the amount of $47,363 as of February 28, 1997.

                          NOTES TO FINANCIAL STATEMENTS



Note 4.     Long-Term Debt

            Long-term debt consists of the following:

                  Notepayable to a bank; interest is at the bank's prime rate plus two and three quarters percent (2.75%) and is payable in monthly principal installments of $1,867 plus interest;
                      the interest rate at February 28, 1997 was 7.25%;
                      collateralized by real estate of the Company.                   $170,401
                  Less current maturities                                              170,401
                                                                                      --------
                                                                                      $      0
                                                                                      ========

            The real estate collateralized is a condominium used for entertaining clients and rewarding employees. In October 1997, the company transferred the real estate and related note payable to the shareholders of the corporation, reporting no gain or loss. Therefore, the balance of the note is classified as current.


Note 5.     Pension Plan

            The Company has a Multi-employer 401(k) Retirement plan for those employees who meet the eligibility requirements set forth in the plan. Contributions to the plan are made at the discretion of the Board of Directors. Pension expense for year ended February 28, 1997 was $0.


Note 6.     Investment in Related Corporation

            The Company purchased a minority interest in a company that is one third owned by the shareholders. The investment is maintained at cost. The cost basis as of February 28, 1997 was $8,000. In October 1997, the minority interest was sold to a shareholder of Aspen Consulting Group, Inc. No gain or loss was recognized with this transaction.

                          NOTES TO FINANCIAL STATEMENTS


Note 7.     Related Party Activity

            Priority One Staffing Services (Priority One) is a company offering temporary staffing services on a contract basis. This entity is owned by the shareholders of the Company and is a client of the Company. Billings to Priority One for the year ended February 28, 1997 were $491,768. The Company also maintains the accounts receivable and cash receipts records for Priority One at no charge. As of February 28, 1997, priority one account receivable balance of $56,118 was due for client services.

            Magic Valley Business Systems (Magic Valley) is an office machine sales and repair business and is a client of the Company. The shareholders of the Company own one third of Magic Valley and the Company holds a minority interest in Magic Valley. Billings to Magic Valley for the year ended February 28, 1997 were $685,131.

            For both of the above entities, client transactions were consummated on terms equivalent to those that prevail in arm's length transactions.

            The Company leases its facilities from the shareholders of the Company on a month to month basis. Total rent expense for the year ended February 28, 1997 was $29,092. As of February 28, 1997, the Company had receivables from shareholders in the amount of $1,780.


Note 8.     Concentration of Credit Risk

            The Company maintains its cash accounts in one financial institution. The total cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. A summary of the total insured and uninsured amounts at February 28, 1997 is as follows:

                  Cash                                       $108,698
                  Reconciling items, net                      666,440
                                                             --------
                  Total cash held at bank                     775,138
                  Portion insured by FDIC                     100,000
                                                             --------

                  Uninsured cash balance                     $675,138
                                                             ========

                          NOTES TO FINANCIAL STATEMENTS


Note 9.     Income taxes

            The provision for income taxes consists of the following:

                  Federal income tax - current               $ 9,492
                  State income tax - current                   5,052
                                                             -------

                                                             $14,544
                                                             =======

            The provision for income taxes differs from the expense that would result from applying federal and state statutory rates to income before income taxes due to the nondeductibility of meals and entertainment expenses.

            Deferred taxes result from the timing of taxable gains on the sale of investments.


Note 10.    Operating Leases

            The Company leases two vehicles under separate operating leases. Lease expense for the year ended February 28, 1997 was $15,490.


Note 11.    Subsequent Events

            In September 1997, Priority One Staffing Services, LLC, was purchased by Aspen Consulting Group, Inc. The consideration for the assets from Priority One to Aspen was a sum equal to the amount due and owing to Aspen Consulting Group, Inc. The total due to Aspen as of September 30, 1997 was $161,095. Goodwill in the amount of $112,107 was generated from the purchase.

            In September, Aspen Consulting Group, Inc. transferred the deed of the condo valued at approximately $235,000 to shareholders. No gain or loss was recognized by the Corporation. As a result of this transaction a dividend in the amount of $93,377 will be recognized.

            In October 1997, Team American of Idaho, Inc., a wholly owned subsidiary of Parent Team American Corporation, a publicly held corporation, merged into Aspen Consulting Group, Inc. The capital stock of Aspen Consulting Group, Inc. has been surrendered to the Parent, Team America Corporation. No gain or loss was recognized due to the merger.

                          ASPEN CONSULTING GROUP, INC.
                          ----------------------------

                                  BALANCE SHEET
                                  -------------

                               SEPTEMBER 30, 1997
                               ------------------
                                   (unaudited)

                   ASSETS
                   ------

CURRENT ASSETS:
   Cash and cash equivalents                                          $  381,364
   Trade accounts receivable                                           2,319,677
   Prepaid expenses                                                        3,516
                                                                      ----------
                                                                       2,704,557

PROPERTY AND EQUIPMENT, at cost:
   Computer equipment and software                     22,932
   Furniture and office equipment                      84,066
                                                      -------
                                                      106,998
   Less accumulated depreciation                      (65,558)            41,440
                                                      -------

OTHER ASSETS:
   Investment in related corporation                    8,000
   Investment in securities                            99,980
   Goodwill                                            89,875            197,855
                                                      -------         ----------

              TOTAL ASSETS                                            $2,943,852
                                                                      ==========

                          ASPEN CONSULTING GROUP, INC.
                          ----------------------------

                                  BALANCE SHEET
                                  -------------

                               SEPTEMBER 30, 1997
                               ------------------
                                   (unaudited)
                                   (Continued)

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                   $    8,413
   Accrued salaries, wages and payroll taxes                           2,304,018
   Accrued workers compensation insurance and
     employee benefits                                                   419,435
   Income taxes payable                                                   35,000
                                                                      ----------

              Total current liabilities                                2,766,866

STOCKHOLDERS' EQUITY:
   Common stock                                           300
   Retained earnings                                  176,686            176,986
                                                      -------         ----------

              TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY                                  $2,943,852
                                                                      ==========

                          ASPEN CONSULTING GROUP, INC.
                          ----------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------

                         NINE MONTHS ENDED SEPTEMBER 30
                         ------------------------------
                                   (unaudited)

                                                              1997               1996
                                                           -----------        -----------
REVENUES                                                   $37,173,922        $29,933,047

DIRECT COSTS:
   Salaries, wages and employment taxes of worksite
     employees                                              30,665,098         24,624,919
   Health care and workers' compensation                     3,450,807          2,846,262
   Other                                                     1,540,850          1,276,866
                                                           -----------        -----------

              Total direct costs                            35,656,755         28,748,047

GROSS PROFIT                                                 1,517,167          1,185,000

EXPENSES:
   Administrative and general                                1,421,638          1,126,738
   Depreciation and amortization                                21,285              7,114
                                                           -----------        -----------

              Total expenses                                 1,442,923          1,134,752

              Income before income taxes                        74,244             50,248

INCOME TAXES                                                    15,000             10,050
                                                           -----------        -----------

              Net income                                   $    59,244        $    40,198
                                                           ===========        ===========

                          ASPEN CONSULTING GROUP, INC.
                          ----------------------------

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                      ------------------------------------
                                   (unaudited)

                                       Common Stock
                                    -------------------       Retained
                                    Shares       Amount       Earnings        Total
                                    ------       ------       --------       --------
Balances, December 31, 1996         10,000        $300        $210,820       $211,120

Dividends paid                        --           --          (93,378)       (93,378)
Net income                            --           --           59,244         59,244
                                    ------        ----        --------       --------

Balances, September 30, 1997        10,000        $300        $176,686       $176,986
                                    ======        ====        ========       ========

                          ASPEN CONSULTING GROUP, INC.
                          ----------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                         NINE MONTHS ENDED SEPTEMBER 30
                         ------------------------------
                                   (unaudited)

                                                                     1997              1996
                                                                   ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                      $  59,244         $  33,836
   Noncash revenues and expenses included in net
     income:
     Depreciation and amortization                                    21,285             7,114
     Changes in current assets and liabilities:
       (Increase) decrease in accounts receivable                   (259,768)         (559,819)
       (Increase) decrease in prepaid expenses                        11,151           (14,667)
       Increase (decrease) in accounts payable                      (125,426)          100,203
       Increase (decrease) in accrued salaries, wages and
         payroll taxes                                               483,402           630,011
       Increase (decrease) in accrued expenses                        15,000            10,000
                                                                   ---------         ---------
              Net cash flows provided by operating
                activities                                           204,888           206,678
                                                                   ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                (39,330)           (3,926)
   Decrease (increase) in other assets                                 6,287           (19,000)
                                                                   ---------         ---------
              Net cash flows (used) by investing activities          (33,043)          (22,926)
                                                                   ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                        (8,293)          (74,723)
   Dividends paid                                                       --              (8,992)
                                                                   ---------         ---------
              Net cash flows (used) by financing activities           (8,293)          (83,715)
                                                                   ---------         ---------

INCREASE (DECREASE) IN CASH                                          163,552           100,037

CASH, beginning of period                                            217,812           142,870
                                                                   ---------         ---------

CASH, end of period                                                $ 381,364         $ 242,907
                                                                   =========         =========

                            TEAM AMERICA CORPORATION
                            ------------------------

                                 INTRODUCTION TO
                                 ---------------

                    PRO FORMA COMBINING FINANCIAL STATEMENTS
                    ----------------------------------------
                                   (unaudited)


The following unaudited Pro Forma Combining Balance Sheet as of September 30, 1997, and the unaudited Pro Forma Combining Statements of Income for the nine months ended September 30, 1997, and for the year ended December 31, 1996, illustrate the effects of the merger of TEAM America of Idaho, Inc., a directly wholly owned subsidiary of TEAM America Corporation (TEAM America) with and into Aspen Consulting Group, Inc. (Aspen). The Pro Forma Combining Balance Sheet assumes that the merger occurred on September 30, 1997, and the Pro Forma Combining Statements of Income assume that the merger occurred at January 1, 1996. The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the purchase occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

The merger of Aspen with TEAM America will be accounted for as a purchase transaction. The costs of the acquisition have been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values.

The acquisition of Aspen facilitates TEAM America's market expansion strategy outside of Ohio. The pro forma financial statements do not reflect all of the Company's anticipated actions to achieve operating synergies. The impact of such actions which are dependent on future conditions are not entirely estimable for purposes of the Pro Forma Financial Statements.

The Pro Forma Combining Financial Statements should be read in conjunction with the historical consolidated financial statements included in TEAM America's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and TEAM America's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 1997. Reference should also be made to the Audited Financial Statements of Aspen for the year ended February 28, 1997 and the Unaudited Financial Statements of Aspen for the nine months ended September 30, 1997 and 1996 (which are included as part of this Form 8-K/A).

                            TEAM AMERICA CORPORATION
                            ------------------------

                   PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   -------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                                Pro Forma
                                                    TEAM                         Elimin/        Combined
                                                   America         Aspen          Adjust         Totals
                                                   -------        -------        -------        ---------
REVENUES                                           $95,468        $42,475         $ --          $137,943
                                                   -------        -------         -----         --------

DIRECT COSTS:
   Salaries, wages, payroll taxes, workers'
     compensation premiums, employee
     benefits and other                             90,025         40,837           --           130,862
                                                   -------        -------         -----         --------

              Gross profit                           5,443          1,638           --             7,081

EXPENSES:
   General and administrative expenses               4,029          1,518           --             5,547
   Advertising                                         272             23           --               295
   Depreciation and amortization                       125              1           460(1)           586
                                                   -------        -------         -----         --------
              Total operating expenses               4,426          1,542           460            6,428

              Income (loss) from operations          1,017             96          (460)             653

OTHER INCOME (EXPENSE), net                             65             (2)         (108)(2)          (45)
                                                   -------        -------         -----         --------

              Income before income taxes             1,082             94          (568)             608

INCOME TAX EXPENSE (BENEFIT)                           458             20           (68)(3)          410
                                                   -------        -------         -----         --------

NET INCOME (LOSS)                                  $   624        $    74         $(500)        $    198
                                                   =======        =======         =====         ========

EARNINGS (LOSS) PER SHARE                          $   .29          N/A            N/A          $    .07
                                                   =======        =======         =====         ========

WEIGHTED AVERAGE SHARES
  OUTSTANDING                                        2,160          N/A            N/A             2,887(4)
                                                   =======        =======         =====         ========

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                   PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   -------------------------------------------

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                  --------------------------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                                Pro Forma
                                                    TEAM                         Elimin/        Combined
                                                   America         Aspen          Adjust         Totals
                                                   -------        -------        -------        ---------
REVENUES                                           $94,052        $37,174         $ --          $131,226
                                                   -------        -------         -----         --------

DIRECT COSTS:
   Salaries, wages, payroll taxes, workers'
     compensation premiums, employee
     benefits and other                             89,143         35,657           --           124,800
                                                   -------        -------         -----         --------

              Gross profit                           4,909          1,517           --             6,426

EXPENSES:
   General and administrative expenses               3,700          1,393           --             5,093
   Advertising                                         255             29           --               284
   Depreciation and amortization                       146             22           345(1)           495
                                                   -------        -------         -----         --------
              Total operating expenses               4,101          1,444           345            5,872

              Income (loss) from operations            808             73          (345)             536

OTHER INCOME (EXPENSE), net                            441           --             (81)(2)          360
                                                   -------        -------         -----         --------

              Income (loss) before income
                taxes                                1,249             73          (426)             896

INCOME TAX EXPENSE                                     512             15           (50)(3)          477
                                                   -------        -------         -----         --------

NET INCOME (LOSS)                                  $   737        $    58         $(376)        $    419
                                                   =======        =======         =====         ========

EARNINGS PER SHARE                                 $   .22          N/A            N/A          $    .10
                                                   =======        =======        =======        ========

WEIGHTED AVERAGE SHARES OUTSTANDING
                                                     3,405          N/A            N/A             4,132(4)
                                                   =======        =======        =======        ========

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                        PRO FORMA COMBINING BALANCE SHEET
                        ---------------------------------

                            AS OF SEPTEMBER 30, 1997
                            ------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                                 Pro Forma
                                                   TEAM                        Elimin/           Combined
                                                  America        Aspen         Adjust             Totals
                                                  -------        ------        -------           ---------
CURRENT ASSETS:
   Cash and cash equivalents                      $ 6,954        $  381        $  --              $ 7,335
   Short-term investments                           5,701          --           (2,400)(2)          3,112
                                                                                  (189)(2)
   Trade receivables and unbilled revenues          5,953         2,320           --                8,273
   Other receivables                                  183          --             --                  183
   Prepaid expenses                                   485             4           --                  489
   Deferred income tax asset                          120          --             --                  120
                                                  -------        ------        -------            -------

              Total current assets                 19,396         2,705         (2,589)            19,512
                                                  -------        ------        -------            -------

PROPERTY AND EQUIPMENT, net                           900            41           --                  941

OTHER ASSETS:
   Goodwill and non-compete agreements,
     net                                            9,762            90         10,467             20,319
   Cash surrender value of life insurance
     policies                                         390          --             --                  390
   Mandated benefit/security deposits                 155          --             --                  155
   Deferred income tax asset                          102          --             --                  102
   Other assets                                        65           108           --                  173
                                                  -------        ------        -------            -------

              Total other assets                   10,474           198         10,467             21,139
                                                  -------        ------        -------            -------

              Total assets                        $30,770        $2,944        $ 7,878            $41,592
                                                  =======        ======        =======            =======

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                        PRO FORMA COMBINING BALANCE SHEET
                        ---------------------------------

                            AS OF SEPTEMBER 30, 1997
                            ------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                                   Pro Forma
                                                     TEAM                         Elimin/          Combined
                                                    America         Aspen         Adjust            Totals
                                                    -------        -------        -------          ---------
CURRENT LIABILITIES:
   Accounts payable                                 $   481         $    9        $ --              $   490
   Accrued compensation and payroll taxes             6,162          2,304          --                8,466
   Due for acquisitions                               1,954           --            --                1,954
   Accrued workers' compensation premiums               998            419          --                1,417
   Federal and state income taxes payable               (43)            35          --                   (8)
   Other accrued expenses                               383           --              55 (5)            438
   Client deposits                                      504           --            --                  504
   Capital lease obligation, current portion             10           --            --                   10
                                                    -------         ------        ------            -------
              Total current liabilities              10,449          2,767            55             13,271
                                                    -------         ------        ------            -------

CAPITAL LEASE OBLIGATION, net of
  current portion                                        24           --            --                   24

DEFERRED RENT                                           106           --            --                  106

DEFERRED COMPENSATION LIABILITY                         387           --            --                  387
                                                    -------         ------        ------            -------
              Total liabilities                      10,966          2,767            55             13,788
                                                    -------         ------        ------            -------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock                                     --             --            --                 --
   Common stock, no par value                        18,542              1         7,999 (6)         26,542
   Excess purchase price                                (84)          --            --                  (84)
   Retained earnings                                  1,366            176          (176)             1,366
   Less - Treasury stock, at cost                       (20)          --            --                  (20)
                                                    -------         ------        ------            -------
              Total shareholders' equity             19,804            177         7,823             27,804
                                                    -------         ------        ------            -------

              Total liabilities and
                shareholders' equity                $30,770         $2,944        $7,878            $41,592
                                                    =======         ======        ======            =======

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS
                -------------------------------------------------


NOTE 1
------

       For the year ended December 31, 1996 depreciation and amortization expense would increase by $460,000 for amortization of goodwill (25 years) and non-compete agreements (5 years) resulting from this transaction. For the nine months ended September 30, 1997 amortization from this transaction was $345,000.

NOTE 2
------

       Represents interest income foregone on the $2,400,000 of cash used to acquire Aspen including payments for non-competition agreements and other transaction costs.

NOTE 3
------

       Represents the tax benefit resulting from foregone interest income and non-compete amortization. There is no tax benefit associated with the goodwill amortization because for tax purposes there will be no goodwill recorded.

NOTE 4
------

       Weighted average shares were increased by 727,273 for the shares issued to Aspen shareholders in the merger.

NOTE 5
------

       Additional distribution owed to former Aspen shareholders.

NOTE 6
------

       Represents the issuance of 727,273 shares at $11.00.

                                  EXHIBIT INDEX

Exhibit No.                          Description                                   Page No.
-----------    ------------------------------------------------------------       ----------
     2         Agreement and Plan of Merger, dated as of October 20, 1997,             *
               among TEAM America Corporation, TEAM America of Idaho, Inc., and Aspen Consulting Group, Inc.

    2.1        Consent of Independent Public Accountants                              32

     99        Press release of TEAM America Corporation issued on October             *
               20, 1997, regarding the Merger Agreement

*Previously filed on Form 8-K.